Exhibit 99.B(a)(27)

AMENDMENT NO. 20 TO TRUST INSTRUMENT OF

ING FUNDS TRUST

Establishment of New Share Class

Effective: July 21, 2008

THIS AMENDMENT NO. 20 TO THE TRUST INSTRUMENT OF ING FUNDS TRUST, a Delaware business trust (the “Trust”), dated July 30, 1998, as amended (the “Trust Instrument”), reflects resolutions adopted by the Executive Committee of the Board of Trustees on July 21, 2008, with respect to ING High Yield Bond Fund, a series of the Trust (the “Fund”), acting pursuant to Article II, Sections 2.1 and 2.6 and Article XI, Section 11.8 of the Trust Instrument of the Trust.  The resolutions serve to establish and designate a new share class for the Fund.

ING FUNDS TRUST

SECRETARY’S CERTIFICATE

I, Huey P. Falgout, Jr., Secretary of ING Funds Trust (the “Trust”), do hereby certify that the following is a true copy of resolutions duly adopted by the Executive Committee of the Board of Trustees of the Trust at a meeting held on July 21, 2008 with regard to the establishment of Class I shares of the Trust on behalf of ING High Yield Bond Fund:

RESOLVED, that pursuant to the Article II, Section 2.6 of the Trust Instrument dated July 30, 1998, for ING Funds Trust (“IFT”), the designation of an additional class of shares for ING High Yield Bond Fund (the “Fund”), which shall be designated “Class I” shares be, and it hereby is, approved; and

FURTHER RESOLVED, that the officers of IFT be, and each hereby is, authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver an Amendment to the Trust Instrument, as amended, to establish the Class I shares, to be effective on a date deemed appropriate by the officers of IFT; and

FURTHER RESOLVED, that the officers of IFT be, and each hereby is, authorized to prepare, execute and deliver such instruments as are necessary to effect the addition of the Class I shares, including, but not limited to, the post-effective amendments to IFT’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the purpose of establishing the Class I shares for the Fund and to prepare and file such amendments to the Registration Statement in such form as may be approved by such officers and counsel.

/s/ Huey P. Falgout, Jr.

Huey P. Falgout, Jr.
Secretary

Dated:	July 21, 2008